EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-125714 and 333-121720) of Southwestern Energy Company of our report dated February 25, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

 /s/PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 25, 2010